Section 1

                                  Introduction

1.1      " School-To-School Link " Project Initiated By The Ministry Of
         Education

         In order to accelerate the modernization of education in China through the promotion of the use of computers and information technology ( IT ) courses in elementary / secondary schools , the Ministry of Education initiated the " School-To-School Link " project in November, 2000. The objective of this project is to facilitate approximately 90% of all the elementary / secondary schools in China to be connected to the National and local Education Resources Centers through the Web and Distance Learning Satellite Network within 5 to 10 years. This will enable teachers and students alike to share the use of education resources on the Web, thus enhancing the quality of elementary / secondary school education.

         In order to coordinate the " School-To-School Link " project, Tengtu has made enormous investment the development of the " Tengtu distance Learning Satellite Network". This Network is able to facilitate the elementary / secondary schools to access superior education resources and knowledge of information technology through the linkage with the National and local Education Resources Centers now being proposed by the Ministry of Education.

1.2      Further Extension Of " Operation Morning Sun "

         Through " Operation Morning Sun ", the Audio / Visual Education Office ( AVEO ) and the National Center for Audio / Visual Education ( NCAVE ), under the Ministry of Education, and Tengtu have jointly established approximately 4,0000 IT-based elementary / secondary schools in China in calendar year 2000. These schools were equipped with standard Microsoft System Platform Software and other IT-based software, including Digital Classroom, Campus Network, Teaching Resources Database, etc., thus providing a software environment required for the conduction of IT courses.

--------------------------------------------------------------------------------

SchoolToSchoolNet                                                          Pg. 1

         Although Digital Classroom and Campus Network facilitate the teachers and students of a school to share its internal resources and introduce information technology education, but it is only through the sharing of the national or regional education resources that the best possible IT-based education can be provided. For this purpose, Tengtu and many top universities in the National have jointly developed the Tengtu Distance Learning Satellite Network, which allows the elementary / secondary schools to be connected to the education resources through their Campus Networks and Digital Classrooms. By virtue of the Distance Learning Resources Database, the Campus Network can fully bring into play the functions of IT-based electronic teaching, thus realizing the combination of distance learning and traditional classroom education.

         In order to allow the elementary / secondary schools to provide IT-based education with the above features, Tengtu and the NCAVE will be cooperating to implement a further extension to the " Operation Morning Sun " -- the " School-To-School link " Project. The main objective of this Project is to establish a " Satellite-Based Broadband National Audio / Visual Education System Network ", which is formed by the National ( Central ) Education Resources Center in Beijing, the Local Education Resources Centers in key provinces / regions, the Education Resources Database, the Distance Learning Satellite Communications Network, and the participating schools.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 2

                                    Section 2

         Contributions To The Extended " Operation Morning Sun " Project

2.1 Contribution from Tengtu Tian Di Network Co. Ltd. RMB - 80 Million ( U.S. $ 10 Million )

         (1) To establish the " National Broadband Education Resources Center " and modify the Satellite Transmission System Platform -- RMB 20 Million.

         (2) To establish 8 to 10 " Local Broadband Education Resources Centers "-- RMB 20 Million.

         (3) Production of the Education Resources Database which mainly consists of the broadband multimedia contents for the elementary / secondary school foundation education and adult education -- RMB 30 Million.

         (4) Donation of satellite reception hardware to 10,000 schools -- RMB 10 Million.

2.2      Contribution from NCAVE under the Ministry of Education

         (1) To provide the utilization rights of the existing satellite transmission system platform and channels.

         (2)   To provide more than 4M of satellite information channels.

         (3)   Adequate CERNET bandwidth.

         (4) To provide the teaching resources and utilization rights of the TV channels of the China Education TV Station.

         (5) To provide the education resources and evaluation / examination system of the Central Audio / Visual Education University.

         (6) To provide policy-support documents and administrative support from the Ministry of Education.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 3

                                    Section 3

                                    Ownership

Tengtu will gradually increase its registered capital to RMB 85-Million and transfer 15% of the ownership to the National Center for Audio / Visual Education of the Ministry of Education.

For the 8 to 10 " Local Broadband Education Resources Centers " which Tengtu will jointly establish with the Local Education Committees, Tengtu will invest RMB 20 Million for the development of the Education Resources Database, Operating System and Application Software. This will enable Tengtu to secure a 51% majority ownership and operating rights.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 4

                                    Section 4

                          Marketing and Operating Plan


4.1      Marketing ( Business Model )

         (1)   Products to be promoted to schools

         Product & Service              Price (RMB)                    Remarks

         1. Satellite Reception System Including Satellite Receiver, HF Head, Ku-Band Antenna and application software

         2.    Tengtu Customer Terminal Application Software

         -------------------------------     ----------    ---------------------
                   Total Price               6,800         To be donated to each
                                                           school user by Tengtu
         -------------------------------     ----------    ---------------------
         3. Tengtu Education                 1,000         30G capacity
             Resources Database              per year
         -------------------------------     ----------    ---------------------
         4. Installation fee for             2,000
             satellite receiving station
         -------------------------------     ----------    ---------------------
         5. Charges for Distance             5,000
             Learning Resources              per year
             Information
         -------------------------------     ----------    ---------------------

         2) It is forecasted that there will be 10,000 and 20,000 school users in calendar year 2001 and 2002 respectively.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 5

         3) NCAVE will promote the products to the Audio / Visual Education Offices at the provincial and city levels. These local offices will coordinate with the potential school users under their jurisdiction.

4.2      Operating Plan

         (1)   Near-Term Objectives

               - To complete the establishment of the networks of the " National Broadband Education Resources Center " and 8 to 10 " Local Broadband Education Resources Centers " before the end of calendar year 2001.

               - The local network connection of 10,000 schools with the " National Education Resources Center " through the satellite to be completed before the end of 2001.

               -    Launch a new series of marketing plans.

               - Develop and produce various application systems software and Education Resources Database.

         (2)  Long-Term Objectives

               -    To explore the family-based educational information market.

               - To enable the Ministry of Education to provide the entire Nation with a combination of school and home education through the Web-based distance learning facilities.

               -    To explore the added-value and e-business markets.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 6

                                    Section 5

                Financial Project For Calendar Years 2001 & 2002

5.1      ASSUMPTION

         The following assumptions are made:

         (1) Revenue mainly comes from school subscribers, and there are 10,000 and 20,000 school users in calendar years 2001 and 2002 respectively.

         (2) Each school is charged RMB 5,000 for the provision of Information Services and RMB 1,000 for the access to the Resources Database. Resources Database is only charged one time at the first year of subscription.

         (3)   Investment in fixed assets in year 2001 is RMB 30 Million.

5.2      PROFIT / LOSS ANALYSIS

                                                        Year
                                            2001                       2002
                                            RMB       (Million)         RMB
                                        -----------                 ------------
           Projected Revenue                 60                          170
                                        -----------                 ------------
           Projected Expenditure
           Wages                             2 ( 60 Staff )        5 (100 staff)
           Maintenance                       0.5                    1
           Establishment of Software         5                      7
           Resources
           Donation of Satellite Receivers  30                     60
           Other Expenditure                 2                      4
           Product Cost                      1.5                    3
           Procurement of Copy Rights       10                     14
           Depreciation of Fixed Assets      6                      6
           -------------------------------- ----------------      --------------
           Total Expenditure                57                    100
                                            ----------------      --------------
           Gross Profit                      3                     70
                                           (US$375,000)        (US$8.75 Million)
                                           ===============     =================

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 7

         [Chart-Structural Diagram Of Satellite-Based Broadband Audio /
                        Visual Education System Network]

                                   Appendix 1

        Satellite-Based Broadband Audio / Visual Education System Network

1.       OVERALL SYSTEM INTRODUCTION

          [Chart-Broadband Audio / Visual Education Resources Center -
                           Operating Network Diagram]

         Tengtu uses the satellite channels of the National Center for Audio / Visual Education (NCAVE) as the information downloading channel, and the CERNET ( China Education Research Information Network ) as the auxiliary communications channel to form the Communications System of the National Education Resources Center (NERC) Web Site.

         The NERC Web Site is established in Beijing. Through the thousand-megahertz Ethernet, this Center will become the Central Web Site which is connected to the

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 8

         CERNET through optical fibers to form a closed high-speed fiber optics star network in order to realize information exchange between the National Center Web Site and the Local Education Resources Center ( LERC ). The satellite channels are used as carriers for the downloading of data.

         The LERC's will be established in cities where there are large populations, and low-cost broadband connection facilities are available. Virtual LAN'S ( local-Area-Networks ) for schools and Resources Centers are established through the local broadband city-networks. With the satellite channels as the educational information carriers, the LERC's will then become a low-cost and interactive electronic educational system with broadband internet connection.

         The above network structure allows the NERC, LERC's and schools to form a 3-layer close- network environment to implements an entire Satellite-Based, Broadband, IT-Based Audio / Visual Education Network System.

2.       NATIONAL EDUCATION RESOURCES CENTER (NERC)

         The NERC is the central Web site of the Satellite-Based Broadband Audio / Visual Education system and is established in Beijing. This National Center Web site fully utilizes the Education Resources of the Ministry of Education, the Tengtu Education Resources Database and the Distance Learning System as the core resources. It also utilizes the Tengtu commercial Web site platform software and various education / teaching application software to function as the central Web site of the Audio / Visual Education System linking the Local Education Resources Centers.

         The National Center Web Site offers the Education Information Management System, Education information Enquiry System, School Information Application System; and information for teacher's application, student's application, parent's application, teaching resources, etc. Their relationship is illustrated in the following diagram:

                                     [chart]

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                          Pg. 9

         Function of the National Education Resources Center include:

         (1) Organization of Education Resources - Local Education Resources Centers upload their local teaching resources through the CERNET backbone networks to the Central Web site which processes the received data into systematic education resources through the database management software.

         (2) Provides ASP ( Microsoft's Active Server Pages ) services to allow schools to develop their own Web sites.

         (3)   Other functions:

               - educational information announcement platform - for the broadcasting of educational information and educational policies by the Ministry of Education.

               -    Video Conferencing.

               - Virtual Teaching Community - Provides studying elementary / secondary s students with on-campus and off-campus computer education services.

4.       LOCAL EDUCATION RESOURCES CENTER ( LERC )

         Each of the local Education Resources Centers is located in a selected key Province / Region. A LERC functions as the central hub serving all the local schools, in the same Province / Region, connected to the Audio / Visual Education system. The Local Center, in turn, is linked to the National Education Resources Center through the Tengtu Distance Learning Satellite Network. All the resources from the National Education Resources Center will be installed in the Resources Server of the Local Resources Center, with the contents being updated by the former Center at regular intervals. The LERC is necessary to upload its locally produced teaching materials to the NERC and LERS's in other Provinces / Regions periodically for the sake of sharing of resources.

         Functions of the Local Education Resources Center

         (1) Organization and Uploading of Teaching Resources - A LERC collects and organizes its educational materials into local resources; and then upload for sharing and exchange with the entire Nation.

         (2) Teaching Resources for Schools - Combining and organizing the local and central teaching resources to allow school users to share a rich pool of teaching resources.

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                         Pg. 10

         (3)   Other Functions:

               3.1 Educational Information Announcement Platform - Allows the Ministry of Education to broadcast educational informational and policies to Local Education Committees and schools through the Web.

               3.2 Video Conference system - Allows the Ministry of Education to conduct real- time and interactive remote video conferences with Local Education Committees.

               3.3 Virtual Teaching Community - Provides studying elementary / secondary students with on-campus and off-campus computer education services.

               3.4 Video-On-Demand - Teachers and students can view on-line real-time video educational information or download the relevant documents.

               3.5  Web-based Examination System

               3.5.1 Management of Exam Question Database.

               3.5.2 Web-based examination for students.

               3.6  Course Preparation System for Teachers

                    Teachers can utilize the electronic teaching / education resources stored in the Center's Materials Database to prepare the teaching materials for relevant courses.

               3.7  Web-based Academic Subjects Teaching / Research Center

                    Provides teachers with the means of engaging academic exchanges and discussions with other teachers.

               3.8  Software Downloading

--------------------------------------------------------------------------------
SchoolToSchoolNet                                                         Pg. 11